UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 16, 2016

SCHOOL SPECIALTY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24385	39-0971239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

W6316 Design Drive Greenville, Wisconsin 54942
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (920) 734-5712

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07

Submission of Matters to a Vote of Security Holders

At our 2016 Annual Meeting of Stockholders, our stockholders voted on proposals to: (1) elect the five individuals nominated by the Board of Directors of the Company to serve as directors until the 2017 Annual Meeting of Stockholders; (2) approve an advisory resolution on the compensation of the Company’s named executive officers; and (3) ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2016. The final voting results on these proposals are as follows:

		For	Against	Abstain	Broker Non-Vote
1. (a)	Election of James R. Henderson	449,675	0	0	167,949
(b)	Election of Joseph M. Yorio	449,675	0	0	167,949
(c)	Election of Justin Lu	449,675	0	0	167,949
(d)	Election of Gus Halas	449,675	0	0	167,949
(e)	Election of Andrew Schultz	449,675	0	0	167,949
2.	Approval of an advisory resolution on the compensation of the Company’s named executive officers	449,675	0	0	167,949
3.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2016	617,624	0	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOOL SPECIALTY, INC.

Dated: June 20, 2016	By: /s/ Kevin Baehler
Kevin Baehler Senior Vice President and Chief Accounting Officer

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